UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2006

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)

Registrant's telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2006, Raytheon Company announced the appointment of Dr. Taylor Lawrence as Vice President-Engineering, Technology and Mission Assurance, effective April 10, 2006. The terms of Dr. Lawrence’s employment arrangement, terminable by the Company at will, include an annual base salary and a Results-Based Incentive target award, a restricted stock unit award, an award under the Company’s Long-Term Performance Plan, and perquisites and benefits generally available to other Company executives. The Company also will enter into a Change in Control Severance Agreement with Dr. Lawrence pursuant to which Dr. Lawrence will be entitled to two times his annual base salary plus bonus in the event that he is terminated other than for cause within two years after a change in control of the Company. The foregoing summary of Dr. Lawrence’s compensation arrangement is qualified in its entirety by the Letter Agreement with Dr. Lawrence which is filed herewith as Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2006

RAYTHEON COMPANY

By: /s/ Jay B. Stephens

Jay B. Stephens
Senior Vice President and General Counsel

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 99.1	Press Release of Raytheon Company dated March 2, 2006

Exhibit 10.1	Letter Agreement dated March 2, 2006 between Raytheon Company and Taylor W. Lawrence